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                                                               Exhibit 23.1


Deloitte & Touche GmbH
Wirtschaftsprufungsgeselischaft                                Deloitte & Touche



2002-5-08



Authentidate Holding Corp.
2165 Technology Drive
Schenectady, NY 12308


Attention:   MR. Dennis Bunt


Dear Mr. Bunt:


Please be informed that we give our consent to include our report on the audit of the financial statements of AuthentiDate International AG, Ratingen, as of June 30, 2001 into your Form 8-K to the Securities and Exchange Commission.


Kind regards,


DELOITTE & TOUCHE GmbH
Wirtschaftsprufungsgesellschaft


(ppa. Damm)                                        (ppa. Grunewald)




BabnstraBe 16               Postfach 20 06 68         Tel.: +49 (211) 87 72-01
40212 Dusseldorf            40103 Dusseldorf          Fax: +49 (211) 87 72-277

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